Exhibit 1


                            JOINT FILING AGREEMENT

	In accordance with Rule 13d-1(k) (1) (iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G filed on July 10, 2003 (including amendments thereto) with respect to the common stock of BayCorp Holdings, Ltd.

This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  July 10, 2003


Highbridge/Zwirn Capital Management, LLC

By:  /s/  Daniel B. Zwirn
    -------------------------------------
     Daniel B. Zwirn, Managing Principal



Highbridge Capital Management, LLC

By:  /s/  Ronald S. Resnick
    -------------------------------------
     Ronald S. Resnick, Managing Director



By:  /s/  Daniel B. Zwirn
    -------------------------------------
     Daniel B. Zwirn



HCM/Z Special Opportunities LLC

By:  /s/  Howard Feitelberg
    -------------------------------------
     Howard Feitelberg, Director



Highbridge/Zwirn Special Opportunities Fund, Ltd.

By:  /s/  Daniel B. Zwirn
    -------------------------------------
     Daniel B. Zwirn, Director



Highbridge/Zwirn Special Opportunities Fund, L.P.

By:  Highbridge/Zwirn Partners, LLC
By:  /s/  Daniel B. Zwirn
    -------------------------------------
     Daniel B. Zwirn, Managing Member